UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2013
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 2 - Financial Information
Item 2.05 - Costs Associated with Exit or Disposal Activities

On December 13, 2013, ACCO Brands Corporation (the “Company”) committed to a restructuring action primarily focused on streamlining its North American operations for School, Office and Computer Products in light of current economic and industry conditions and in anticipation of an uncertain demand environment and the impact of industry consolidation in 2014. These actions will reduce approximately 12% of the Company’s North American salaried workforce, with efforts expected to begin early in 2014 and be completed by the end of 2014.

The Company anticipates incurring pre-tax restructuring charges of approximately $15.1 million in the fourth quarter of 2013, all of which will result in cash expenditures, with approximately $12.7 million paid for employee termination and benefits costs in 2014 (approximately $11.8 million) and 2015 (approximately $0.9 million). The Company expects to realize approximately $23.8 million in annual savings from these restructuring actions net of related structural investments, with approximately $16.0 million benefiting 2014 and an incremental approximately $7.8 million benefiting 2015.
The current actions are incremental to the merger-related synergies associated with the Company’s acquisition of the Consumer and Office Products division of MeadWestvaco Corporation in 2012 and previously announced European restructuring initiatives. We expect to use the savings from this restructuring action to offset challenges in the business and invest in growth in emerging geographies.
The Company expects to issue 2014 guidance in connection with the release of its 2013 earnings in early 2014.
Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.
These forward-looking statements include statements concerning our financial and business prospects in 2014 and over future years, including restructuring activities, restructuring charges, cash expenditures and cost savings. The ultimate results of any restructuring and business improvement actions depend on a number of factors, including potential changes to the final implementation plan, the impact of regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities. Our forward-looking statements are made as of the date hereof and we undertake no obligation to update these forward-looking statements in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	December 16, 2013	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President
and Chief Financial Officer